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                                                                    Exhibit 23.2






                     CONSENT OF INDEPENDENT PUBLIC AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus Supplement of Sovereign Bancorp, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933 for the registration of $40,000,000 of debt securities of our report dated March 11, 1999 with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Current Report on Form 8-K dated March 18, 1999, filed with the Securities and Exchange Commission and incorporated by reference in this Registration Statement.



/s/ Ernst & Young
-----------------------------

Philadelphia, Pennsylvania
March 16, 1999